RELEASE AGREEMENT

Whereas, Raymond F. Lipman ("Executive") was the Executive Chairman of Westbury Bank (the "Bank") and Chairman of the Board of Directors (the "Board") of Westbury Bancorp, Inc. (the "Company," which is the holding company of the Bank)(collectively, "the Parties");

Whereas, Executive's employment with the Bank as Executive Chairman and tenure as a Director and Chairman of the Board of Directors of the Bank and the Company ended on April 20, 2017;

Whereas, Executive's employment with the Bank and/or the Company in any capacity will end as of June 30, 2017 (the "Termination Date");

Whereas, the Parties seek to resolve any differences between them regarding the end of Executive's employment with the Bank, formalize the terms agreed upon in the Amended and Restated Employment Agreement between the Parties entered into on August 26, 2015 and made effective as of October 1, 2015 ("Employment Agreement"), and satisfy all obligations under the Salary Continuation Agreement dated May 14, 2004 (including amendments) (which agreement superseded and replaced the Salary Continuation Agreement dated November 3, 1981) (the "Salary Continuation Agreement"); and

Whereas, this Agreement was presented to the Executive on the _20th_ day of _April_, 2017 to accomplish the foregoing;

NOW, THEREFORE, it is hereby agreed by and between the Parties as follows:

1. **End of Employment**

Effective April 20, 2017, Executive agreed to the immediate termination from his position as Executive Chairman of the Bank and to his resignation as a Director and Chairman of the Board of Directors of the Company and the Bank and any affiliates of the Bank and Company (per Section 9 of the Employment Agreement) as the result of an Event of Termination (as defined in the Employment Agreement) pursuant to Section 4(a)(i) and (ii) (copy of Notice of Termination attached as Exhibit A). Executive will remain employed by the Bank, but relieved of all active duties and not to report to the office unless requested by the Bank to assist with Bank related matters (upon reasonable notice), until June 30, 2017. Effective June 30, 2017, Executive's complete employment relationship with the Bank and the Company and the Employment Agreement shall terminate.

2. **Severance Benefits and other Amounts**

As noted in Section 4 of the Employment Agreement, in the provisions of the Salary Continuation Agreement, and as otherwise agreed to by the Parties, in exchange for Executive signing this Release Agreement and not revoking, the Bank agrees to pay Executive as severance pay the Base Salary and bonuses that Executive would be entitled to for the remaining unexpired term of the Employment Agreement and an amount reasonably estimated to be equal to the present value of the contributions that would have been made on the Executive's behalf under the Bank's defined contribution plans (e.g., 401(k) Plan, ESOP, and any other defined contribution plan maintained by the Bank), as if Executive had continued working for the Bank for the remaining unexpired term of the Employment Agreement following the Event of Termination, earning the salary that would have been achieved during such period. These calculations are set forth in the attached Exhibit B.

The Bank also agrees to make payments to Executive under the Salary Continuation Agreement as set forth in the attached Exhibit B and to recognize the Executive's annual vesting under the Equity Incentive Plan for 2017 and not beyond.

The parties agree that absent an election for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), Mary Sander's coverage under the Bank's health, vision, and dental plans shall cease effective June 30, 2017 (which such date shall be considered the date of the qualifying event for COBRA purposes).

The above amounts shall be paid and/or recognized as described in Exhibit B, assuming Executive has signed this Release Agreement and the revocation period described herein has passed without Executive having revoked, and Executive has signed a separate Release covering the time period between Executive's execution of this Agreement and June 30, 2017. No payment(s) shall be made hereunder until the Release Agreement's revocation period has passed. The Executive must sign this Agreement no later than the twenty-first day following the date presented to the Executive or it shall be considered revoked.

No other amounts are due and owing or will be paid to Executive other than those contained within this Agreement.

3. **Release**

Executive does hereby fully and forever discharge and release the Bank and the Company, and each of their respective owners, stockholders, officers, directors, agents, employees, representatives, attorneys, affiliates, subsidiaries, related or parent entities (and officers, directors, agents, employees, representatives and attorneys of such affiliates, subsidiaries, related or parent entities), insurers, predecessors, successors, heirs and assigns ("Released Persons and Entities") from any and all actions, causes of action, charges, complaints, claims, attorneys' fees, demands, damages, costs, expenses or compensation of any kind or character whatsoever which Executive has, had or might have been able to assert or claim based on any action, omission or conduct of any kind, known or unknown, on the part of the Released Persons and Entities from the beginning of time up to Executive's execution of this Agreement. By way of example only and without in any way limiting the generality of the foregoing language, Executive's release shall include any claims for relief or causes of action under the Age Discrimination in Employment Act, as amended, 29 U.S.C. sec. 621, et seq., including the Older Workers Benefit Protection Act of 1990; Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. sec. 2000e, et seq.; the Americans With Disabilities Act of 1991, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. secs. 791, 793 and 794; the Worker Adjustment and Retraining Notification Act; the Civil Rights Enforcement Statutes, 42 U.S.C. secs. 1981 through 1988; Executive Retirement Income Security Act of 1974, 29 U.S.C. sec. 1001, et seq.; the National Labor Relations Act; 29 U.S.C. sec 151, et seq.; the Fair Labor Standards Act of 1938, 29 U.S.C. § 201 et seq.; the Occupational Safety and Health Act of 1970, 29 U.S.C. § 651 et seq.; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Sherman Act, as amended, 15 U.S.C. §1 et seq.; the Clayton Act, as amended, §15 U.S.C. §12 et seq.; the Wisconsin Fair Employment Act, § 111.31, et seq.; the Wisconsin Family and Medical Leave Act, § 103.10, Wis. Stats.; and any other federal, state or local statute, ordinance, or regulation, and, in addition, from any claims, demands, or actions brought on the basis of alleged wrongful or retaliatory discharge, breach of an implied or express contract, misrepresentation, defamation, interference with contract or intentional or negligent infliction of emotional distress, damage to business or professional reputation, conspiracy, negligence, invasion of privacy, or any other tort, contract or common law claim. Executive intends in executing this Agreement that it shall be effective as a bar to each and every claim, demand,

and cause of action Executive may have at the time of the execution of this Agreement. Executive further understands, acknowledges and agrees that, by signing this Agreement, Executive is giving up all rights which Executive or Executive's successors, assigns, spouse, children or any other third party may have to bring a claim or cause of action arising out of or related to Executive's employment or employment separation, and that Executive voluntarily does so.

This Agreement shall serve as a bar to any claims relating to the matters generally and specifically released above, except charges filed with the Equal Employment Opportunity Commission ("EEOC"). With regard to any claims filed by Executive or on behalf of Executive with any court or agency, Executive shall take whatever actions are necessary to effect the dismissal with prejudice of any and all claims Executive has against the Bank, including but not limited to the execution of additional documents to cause the expeditious dismissal of such charge or suit with prejudice. If any charges are filed or have been filed with the EEOC, Executive shall take whatever actions are necessary to effect the dismissal with prejudice of any and all EEOC charges Executive has against the Bank and/or the Company, including but not limited to the execution of additional documents to cause the expeditious dismissal of such charge with prejudice; and, should the EEOC pursue a claim on Executive's behalf, Executive hereby waives and releases any right or claim to recovery thereunder. This Agreement does not otherwise bar Executive from participating in an EEOC investigation.

4. **Return of the Bank/Company Documents**
Executive agrees that Executive has or will turn over to the Bank and/or the Company, all files, memoranda, records, and other documents (including any of the foregoing which are electronically stored), and any physical or personal property which Executive received from the Bank and/or the Company which are the property of the Bank and/or the Company.

5. **Enforcement**
This Agreement does not bar actions or proceedings instituted for the sole purpose of enforcing the provisions of this Agreement. Any violation of the provisions of this Agreement by Executive would allow the Bank and/or the Company to revoke this Agreement and require Executive to immediately reimburse the Bank in full for the severance benefits referred to in Section 2.

6. **Non-Admission**
The Parties participation in this Agreement is not to be construed as an admission of any wrongdoing or liability whatsoever by or on behalf of any Party. This Agreement is intended for the sole purpose of resolving any issues between the Parties concerning Executive's employment and separation of Executive's employment from the Bank and/or the Company. It is not intended for any other purpose and shall not be used by any other party for another reason.

7. **Confidentiality**
Executive shall not disclose the existence of or the terms of this Agreement to any third party without the written consent of the Bank, except for the purpose of enforcing this Agreement, for the purpose of consulting with Executive's attorney or accountant for legal or tax advice concerning this Agreement, or pursuant to legal process or as otherwise required by law, rule or regulation.

8. **Waiver of Future Employment**
Executive agrees that Executive's employment with the Bank has ended, and Executive acknowledges that Executive has received all wages, compensation, benefits, and other amounts to which Executive was entitled because of Executive's employment at the Bank

and/or relationship with the Company. Executive affirmatively represents that Executive has no interest in returning to employment at the Bank, and Executive understands that the Bank has made the determination that Executive is not eligible for rehire. Executive therefore agrees that Executive will not apply or reapply for employment, reemployment, or reinstatement with the Bank, and Executive waives any right to seek such employment, reemployment, or reinstatement. Executive further agrees that the execution of this Agreement is good and sufficient cause for the Bank to reject any application for employment, reemployment, or reinstatement by Executive.

9. **Separability**
Each provision of this Agreement is separate and severable. If any provision of this Agreement is held invalid by any court, agency or tribunal, that provision shall be modified to the minimum extent necessary to make it valid, and shall not impair the validity of any other provision of this Agreement, which shall remain in full force and effect. This Agreement shall be interpreted in accordance with the laws of the State of Wisconsin.

10. **Entire Understanding and Merger**
This Agreement constitutes the entire understanding between the Parties concerning Executive's employment with the Bank and related entities (including the Company), and supersedes all prior agreements, representations, practices, and understandings between the Parties, including without limitation, any prior employment agreement Executive may have had with the Bank, the Company or any related entities, the provisions of any personnel documents, handbooks or policies and any prior customs or practices of the Bank or the Company with respect to business, severance pay, fringe benefits, or otherwise. However, any non-competition, non-solicitation, confidentiality or assignment agreements that Executive may have signed with the Bank and/or the Company will remain in full force and effect, including but not limited to, the Post-Termination Obligations listed in Section 11 of the Employment Agreement.

11. **Executive acknowledges that:**

(a) Executive has read this Agreement, understands its contents and agrees to its terms and conditions of Executive's own free will;

(b) Executive is hereby advised by the Bank to consult with an attorney prior to signing this Agreement, has been advised in writing to do so, and has had the opportunity to do so;

(c) The Agreement is signed in exchange for consideration to which Executive would otherwise not be entitled;

(d) The Agreement includes a final general release and Executive can make no further claims against the Released Persons and Entities in connection with the events described in the release;

(e) Executive has been given twenty one (21) days to consider whether to accept and sign this Agreement;

(f) Executive has seven (7) days after signing this Agreement within which to revoke Executive's acceptance of it, by delivering a written document by close of business on the seventh day stating that Executive wishes to revoke Executive's acceptance of this Agreement to Human Resources Department, Attention: Payroll, 810 Cardinal Lane, Suite 210, Hartland, WI 53029; and

PPK

(g) This Agreement will not become effective or enforceable (the "Effective Date") until the expiration of the revocation period referenced in paragraph 11(f).

(h) Neither the Bank nor Company (nor any affiliates) nor any of their respective directors, officers, employees or agents makes or has made any representation or warranty with respect to any applicable tax, financial, estate planning, or securities law, or other legal implications, associated with participation in the Agreement and any other agreements or arrangements referenced in this Agreement. The Executive acknowledges that Executive has been instructed to consult with Executive's own tax, financial and legal advisors with respect to Executive's participation in this Agreement and any other agreements or arrangements referenced in this Agreement. In no event shall the Bank or Company (or any affiliates), or any officer, director, agent, or employee, past, present or future, of the Bank or Company (or any affiliates) be liable for any income tax, employment tax, interest or penalties that may be imposed on Executive, including under Code Sections 409A or 3121(v)(2) or for any damages resulting from a failure to comply with the requirements of Code Sections 409A or 3121(v)(2) with respect to amounts payable under this Agreement and any other agreements or arrangements referenced in this Agreement. By accepting this Agreement, Executive represents to Bank and Company through his acceptance of the Agreement that he has done so to the extent he believed appropriate.

(i) Executive agrees that Executive will not communicate in any manner, anything negative regarding the Bank or Company (nor any affiliates) nor any of their respective directors, officers, employees or agents, whether electronically, orally or in writing. Nothing in this Agreement, however, shall prevent Executive from providing truthful testimony as required by law, from communicating with any government agency regarding matters that are within the agency's jurisdiction, or from engaging in any activities protected by law.

(j) Executive agrees for a period of two (2) years following the separation date to maintain the confidentiality of "Confidential Information." Confidential Information is defined as information (to the extent it is not a Trade Secret), whether oral, written, recorded, magnetically or electronically or otherwise stored, and whether originated by Executive or otherwise coming into the possession or knowledge of Executive, which is possessed or developed for the Bank or Company (or any affiliates) and which relates to the Bank or Company's (or any affiliates) existing or potential business, which information is not reasonably ascertainable by the Bank or Company's (or any affiliates) competitors or by the general public through lawful means, and which information the Bank or Company (or any affiliates) treats as confidential, including by not limited to information regarding the Bank or Company's (or any affiliates) business affairs, plans, strategies, products, designs, finances, computer programs, research, customers, purchasing, marketing, and other information. Executive agrees to never disclose the Bank or Company's (or any affiliates) Trade Secrets, as that term is defined under the Uniform Trade Secrets Act. This prohibition does not prohibit Executive's use of general skills and know-how acquired during and prior to employment by the Bank or Company (or any affiliates), as long as such use does not involve the use or disclosure of Confidential Information. This prohibition also does not prohibit the description by Executive of Executive's employment history and duties, for work search or other purposes, as long as such use does not involve the use or disclosure of Confidential Information.

/ /K

[REMAINDER LEFT INTENTIONALLY BLANK – SIGNATURE PAGE TO FOLLOW]

Executive:

By: ______________________
Raymond F. Lipman

4/27/2017
Date

Westbury Bank:

By: ______________________
Greg Remus, President and CEO

4/27/2017
Date

Westbury Bancorp, Inc.:

By: ______________________
Greg Remus, President and CEO

4/27/2017
Date

EXHIBIT A

Copy of Notice of Termination

NOTICE OF TERMINATION

April 20, 2017

Raymond F. Lipman
4837 Mueller Lane
West Bend, WI 53095

Re: Notice of Termination

Raymond:

Per our mutual agreement and Section 10 of the Amended and Restated Employment Agreement entered into on August 26, 2015 and made effective as of October 1, 2015 by and between Westbury Bank (the "Bank") and Raymond F. Lipman (the "Agreement"), please be advised and take notice that you are hereby terminated from your position as Executive Chairman of the Bank (and subsequently you are deemed to have resigned from your position as a Director and Chairman of the Board of Directors of Westbury Bancorp, Inc. (the "Company")) and Westbury Bank, and any affiliates of the Bank and Company per Section 9 of the Agreement) pursuant to Section 4(a)(i) and (ii) of the Agreement. This change in status is effective immediately, however, you will remain an employee of Westbury Bank, relieved of all active duties and not to report to the office, but on call (upon reasonable notice) from the date of this Notice until June 30, 2017 to provide assistance regarding any Westbury Bank and/or Company related matter.

Specifically, as agreed, effective on June 30, 2017, you will be involuntarily terminated for a reason other than Section 5 (Change in Control), Section 6 (due to Disability or death), Section 7 (due to Retirement), or Section 8 (for Cause) and your complete employment relationship with the Bank and the Company and the Agreement shall terminate. The facts and circumstances providing a basis for termination of your employment are that Sections 2(b) and 16 of the Agreement allow the Bank to terminate your employment at any time, subject to the terms and conditions of the Agreement. Moreover, as noted above, your status as a director of the Bank and the Company shall end effective as of this date pursuant to the terms of the Employment Agreement and your tendering of your resignation to the Company and the Bank. The Bank has chosen to exercise this ability, and the terms and conditions of the Agreement will be met.

Sincerely,

Greg Remus
President / CEO

RFL